As filed with the Securities and Exchange Commission on June 22, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOSTAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	45-5210462
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11 Holliston, MA	01746
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Equity Incentive Plan
(Full title of the plan)

Hong Yu
President
Biostage, Inc.
84 October Hill Road, Suite 11, Holliston, MA 01746
(Name and address of agent for service)

(774) 233-7300
(Telephone number, including area code, of agent for service)

With copies to:

Chad J. Porter, Esq.
Burns & Levinson LLP
125 High Street
Boston, Massachusetts 02110
(617) 345-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	3,000,000	$2.50	(2)	$7,500,000	(2)	$973.50

(1)	This Registration Statement relates to 3,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of Biostage, Inc. (the “Registrant”), available for issuance under the Amended and Restated Equity Incentive Plan as approved by the Registrant’s stockholders at the Registrant’s Annual Meeting of Stockholders held on June 18, 2020 (together with previous versions of such plan, the “Amended Plan”), plus, such indeterminate number of additional shares of Common Stock as may be offered or issued in accordance with the Amended Plan as a result of any adjustments based on stock splits, stock dividends or similar transactions

(2)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Such computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on the OTCQB Venture Market on June 19, 2020 with respect to trading under the ticker symbol “BSTG”.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENTS

This Registration Statement on Form S-8 is being filed by Biostage, Inc. (the “Registrant”) to register an additional 3,000,000 shares under the Registrant’s Amended and Restated Equity Incentive Plan (the “Amended Plan”). Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, the entire contents of its Registration Statements on Form S-8 previously filed with respect to the 2013 Equity Incentive Plan and prior amendments thereto (which such plan was amended and restated by the Amended Plan), including those filed with the Securities and Exchange Commission on October 31, 2013 (Registration No. 333-192027), on March 30, 2015 (Registration No. 333-203105), on August 8, 2016 (Registration No. 333-212993), on August 15, 2017 (Registration No. 333-219988), and on May 31, 2018 (Registration No. https://www.sec.gov/Archives/edgar/data/1563665/000114420418032060/tv495606_s8.htm).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant dated July 31, 2013
4.2(2)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated March 30, 2016
4.3(3)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated May 26, 2016
4.4(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated April 26, 2017
4.5(5)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated December 21, 2017
4.6(6)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated May 24, 2019
4.7(7)	Second Amended and Restated By-laws of the Registrant
4.8(8)	Amended and Restated Equity Incentive Plan
4.9(9)	Specimen Stock Certificate pertaining to shares of common stock.
5.1	Opinion of Burns & Levinson LLP, counsel to the Registrant
23.1	Consent of RSM US LLP
23.2	Consent of Burns & Levinson LLP (included in Exhibit 5.1)
24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 filed on July 31, 2013, as amended (File No. 001-35853) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 31, 2016 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed on March 17, 2017 and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2017 and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 22, 2017 and incorporated herein by reference.

(6)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2019 and incorporated herein by reference.

(7)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 31, 2016 and incorporated herein by reference.

(8)	Previously filed as Appendix A to the Registrant’s Definitive Schedule 14A (Proxy Statement) (filed on April 28, 2020) and incorporated herein by reference.

(9)	Previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 filed on July 31, 2013, as amended (File No. 001-35853) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Holliston, Commonwealth of Massachusetts, on this 22nd day of June, 2020.

BIOSTAGE, Inc.

By:	/s/ Hong Yu
Hong Yu
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Hong Yu and Peter Chakoutis, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Biostage, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hong Yu	President	June 22, 2020
Hong Yu	(principal executive officer)

/s/ Peter Chakoutis	Vice President of Finance	June 22, 2020
Peter Chakoutis	(principal financial officer and principal accounting officer)

/s/ Jason Jing Chen	Chairman	June 22, 2020
Jason Jing Chen

/s/ Ting Li	Director	June 22, 2020
Ting Li

/s/ James Shmerling	Director	June 22, 2020
James Shmerling

/s/ Jeffrey Young	Director	June 22, 2020
Jeffrey Young

/s/ Wei Zhang	Director	June 22, 2020
Wei Zhang